Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Joe Horine

614-726-4775

joe.horine@quest.com

Investor Contact: Stephen Wideman

949-754-8142

stephen.wideman@quest.com

QUEST SOFTWARE REPORTS FINANCIAL RESULTS FOR Q4 AND FISCAL YEAR 2007

Company Posts $631 Million in Revenue for 2007;

Double Digit Revenue Growth for Both the Fourth Quarter and the Year

ALISO VIEJO, Calif., February 5, 2008 – Quest Software, Inc. (Nasdaq: QSFT) today reported preliminary operating results for the fourth quarter and fiscal year ended December 31, 2007. Total revenues increased approximately 12% year-over-year to $186.7 million in the fourth quarter of 2007 compared to fourth quarter 2006 revenue of $167.3 million. For the year, total revenues increased approximately 12% to $631.0 million in fiscal 2007 compared to total revenues of $561.6 million in fiscal 2006.

GAAP Results

Quest Software’s GAAP net income for the fourth quarter of 2007 was $24.1 million, or $0.23 per diluted share. The GAAP operating margin was 12% in the fourth quarter, resulting in GAAP operating income of $22.8 million. Net income for the full year ended December 31, 2007 was $61.9 million or $0.59 per diluted share versus net income of $59.0 million or $0.57 per diluted share for the comparable period in 2006. Operating income for fiscal 2007 was $68.3 million, a 9% increase over the same period in 2006. Quest generated cash flow from operations of $41.9 million in the December 2007 quarter.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter 2007 was $27.8 million or $0.26 per diluted share. The non-GAAP operating margin was 20% for the fourth quarter, resulting in pro-forma operating income of $38.0 million. Non-GAAP net income for fiscal 2007 was $94.8 million resulting in $0.90 per diluted share. Non-GAAP operating income for fiscal 2007 was $118.7 million, a 2% increase over fiscal 2006.

Quest Software Reports Financial Results for Q4 and Fiscal Year 2007	Page 2

Non-GAAP results exclude the after-tax effects of amortization of intangible assets acquired with business combinations, share-based compensation expenses, the write-off of in-process research and development, professional services fees related to our restatement efforts and gain from the sale of our corporate aircraft. A reconciliation of GAAP to non-GAAP financial results is included with this press release.

“Our positive financial and operating results for the fourth quarter and the full year demonstrate the on-going success in helping customers manage their IT environments that is allowing us to continue growing the business,” said Vinny Smith, chairman and chief executive officer, Quest Software. “We made a number of strategic acquisitions during 2007 in key areas like SharePoint, desktop management and virtualization that all position us to meet an even broader set of customer needs moving forward in 2008 and beyond.”

Financial Outlook

Quest Software management offers the following guidance for the twelve months ending December 31, 2008:

•	Annual revenue is expected to be in the range of $705 million to $720 million;

•	GAAP operating margin is expected to be in the range of 11.0% to 12.0%. Our GAAP guidance is based on information available as of the date of this release;

•

Non-GAAP operating margin is expected to be in the range of 16.5% to 17.5%. The non-GAAP guidance excludes approximately $24.7 million in amortization of acquisition-related intangible assets, $12.9 million related to share-based compensation expense attributable to outstanding unvested shares as of December 31, 2007 and $1.5 million in professional services fees for restatement related matters.

Fourth Quarter and Fiscal 2007 Conference Call Information

Quest Software will host a conference call today, Tuesday, February 5, 2008 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through February 5, 2009. An audio replay of the call will also be available through February 12, 2008 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 1815438.

Quest Software Reports Financial Results for Q4 and Fiscal Year 2007	Page 3

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 50,000 customers worldwide meet higher expectations for enterprise IT. Quest Software can be found in offices around the globe and at www.quest.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Web Links Referenced in this Release:

Quest Software, Inc. – www.quest.com

Forward-Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating to expectations of future revenue and operating margin performance. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the impact of adverse changes in general economic conditions on our relationships with customers, strategic partners and vendors; reductions or delays in information technology spending; variations in demand or the size and timing of customer orders; competitive conditions in our various product areas; rapid technological change; risks associated with the development and market acceptance of new products and product strategies; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and risks associated with international operations; the need to attract and retain qualified employees; and other risks inherent in software businesses. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for subsequent periods, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Quest Software Reports Financial Results for Q4 and Fiscal Year 2007	Page 4

QUEST SOFTWARE, INC.

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Licenses	$98,948	$92,760	$308,652	$290,247
Services	87,797	74,536	322,329	271,342

Total revenues	186,745	167,296	630,981	561,589
Cost of revenues:
Licenses	2,162	1,824	6,111	5,570
Services	15,091	13,387	55,173	49,773
Amortization of purchased technology	4,320	5,654	14,459	15,932

Total cost of revenues	21,573	20,865	75,743	71,275

Gross profit	165,172	146,431	555,238	490,314
Operating expenses:
Sales and marketing	80,752	67,444	275,037	247,500
Research and development	34,730	27,221	122,592	110,612
General and administrative	24,348	17,010	81,758	65,821
Amortization of other purchased intangible assets	2,279	1,547	7,345	6,758
In-process research and development	220	110	220	960

Total operating expenses	142,329	113,332	486,952	431,651
Gain on sale of corporate aircraft	—	3,987	—	3,987

Income from operations	22,843	37,086	68,286	62,650
Other income, net	2,972	5,385	21,169	13,005

Income before income tax provision	25,815	42,471	89,455	75,655
Income tax provision	1,716	9,130	27,528	16,670

Net income	$24,099	$33,341	$61,927	$58,985

Net income per share:
Basic	$0.24	$0.33	$0.61	$0.58

Diluted	$0.23	$0.32	$0.59	$0.57

Weighted average shares:
Basic	101,819	101,819	101,819	101,380
Diluted	105,924	104,615	105,284	104,103

Quest Software Reports Financial Results for Q4 and Fiscal Year 2007	Page 5

QUEST SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$235,568	$286,164
Restricted cash for an acquisition	48,924	—
Short-term marketable securities available for sale	60,557	80,112
Accounts receivable, net	151,186	132,983
Prepaid expenses and other current assets	19,022	14,899
Deferred income taxes	11,014	9,800

Total current assets	526,271	523,958
Property and equipment, net	75,848	75,817
Long-term marketable securities	20,666	23,884
Intangible assets, net	76,641	48,136
Goodwill	563,766	445,059
Deferred income taxes	34,812	33,679
Other assets	18,025	11,004

Total assets	$1,316,029	$1,161,537

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	4,590	5,182
Accrued compensation	46,437	35,973
Other accrued expenses	43,313	35,949
Income taxes payable	1,902	27,832
Current portion of deferred revenue	211,840	177,372

Total current liabilities	308,082	282,308
Long-term liabilities:
Long-term portion of deferred revenue	73,820	58,187
Income taxes payable	35,281	—
Other long-term liabilities	2,712	2,129

Total long-term liabilities	111,813	60,316
Shareholders’ equity	896,134	818,913

Total liabilities and shareholders’ equity	$1,316,029	$1,161,537

Quest Software Reports Financial Results for Q4 and Fiscal Year 2007	Page 6

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$24,099	$33,341	$61,927	$58,985
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,769	10,512	37,362	36,796
Compensation expense associated with stock option grants	3,495	6,448	17,455	27,700
Deferred income taxes	(11,202)	(21,911)	(16,352)	(21,926)
Gain on sale of corporate aircraft	—	(3,987)	—	(3,987)
(Gain) loss on disposition of assets	308	(411)	308	(411)
Excess tax benefit related to share-based compensation	—	—	—	(6,180)
Provision for bad debts	206	(782)	302	(615)
In-process research and development	220	110	220	960
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(40,125)	(36,208)	(9,243)	(17,740)
Prepaid expenses and other current assets	(3,960)	(1,111)	(3,670)	983
Other assets	295	(170)	(575)	(2,110)
Accounts payable	(1,508)	(181)	(2,815)	785
Accrued compensation	9,852	4,763	8,679	1,091
Other accrued expenses	6,177	3,157	1,394	1,100
Income taxes payable	10,711	27,238	6,680	12,685
Deferred revenue	34,999	36,755	38,140	60,521
Other liabilities	(2,475)	(8)	(2,376)	(260)

Net cash provided by operating activities	41,861	57,555	137,436	148,377
Cash flows from investing activities:
Purchases of property and equipment, net	(2,945)	(2,351)	(13,050)	(16,639)
Proceeds from sale of corporate aircraft	—	15,600	—	15,600
Cash paid for acquisitions, net of cash acquired	(39,257)	—	(146,842)	(17,472)
Cash designated for an acquisition	(48,924)	—	(48,924)	—
Purchases of cost-method investments	(12)	—	(6,109)	(3,803)
Purchases of marketable securities	(30,766)	(60,754)	(30,766)	(60,754)
Sales and maturities of marketable securities	31,412	46,523	58,396	79,379

Net cash used in investing activities	(90,492)	(982)	(187,295)	(3,689)
Cash flows from financing activities:
Repayment of capital lease obligations	(133)	(25)	(280)	(224)
Proceeds from the exercise of stock options	(158)	—	—	18,825
Proceeds from stock option repricings	158	—	158	—
Excess tax benefit related to share-based compensation	—	—	—	6,180

Net cash provided by (used in) financing activities	(133)	(25)	(122)	24,781
Effect of exchange rate changes on cash and cash equivalents	(224)	(1,488)	(615)	(4,330)

Net increase (decrease) in cash and cash equivalents	(48,988)	55,060	(50,596)	165,139
Cash and cash equivalents, beginning of period	284,556	231,104	286,164	121,025

Cash and cash equivalents, end of period	$235,568	$286,164	$235,568	$286,164

Quest Software Reports Financial Results for Q4 and Fiscal Year 2007	Page 7

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call and webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization of intangible assets acquired with business combinations, share-based compensation expenses, the write-off of in-process research and development, professional services fees related to our restatement efforts, gain from the sale of our corporate aircraft and the estimated tax effect related to each of these items. The Company’s basis for these adjustments is described below.

Quest Software’s management prepares and uses non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that non-GAAP reporting provides a more meaningful representation of the Company’s on-going economic performance and therefore uses non-GAAP reporting internally to evaluate and manage the Company’s operations. The Company’s management believes that by excluding charges such as such as those described above from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the Company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the Company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

Management excludes the expenses described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•

The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and in-process research and development that are related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

Quest Software Reports Financial Results for Q4 and Fiscal Year 2007	Page 8

•

Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•

Although share-based compensation is an important aspect of the compensation of the Company’s employees and executives, share-based compensation expense and its related tax impact because such charges are generally fixed at the time of grant, are then amortized over a period of several years after the grant of the share-based instrument and generally cannot be changed or influenced by management after the grant.

•	Share-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•

Professional services fees related to our stock option restatement efforts consist of expenses incurred for consulting services and other professional fees associated with our restatement activities. Because these expenses are non-recurring and unique to the restatement, we believe they are not indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them.

•	The gain from sale of our corporate aircraft is excluded because this is a unique one-time occurrence that is not closely related to, or a function of, our ongoing operations.

•	The estimated income tax effects on the above items adjust the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity. Furthermore, the Company in the future may exclude amortization and in-process research and development related to new business combinations from financial measures that it releases, and the Company expects to continue to incur share-based compensation expenses.

Quest Software Reports Financial Results for Q4 and Fiscal Year 2007	Page 9

QUEST SOFTWARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
GAAP net income	$24,099	$33,341	$61,927	$58,985
Plus:
Amortization of intangible assets	6,599	7,201	21,804	22,690
Share-based compensation expense	3,495	6,450	17,518	27,016
Professional services fees related to our restatement	4,821	2,238	10,853	6,577
In-process research and development	220	110	220	960
Less:
Gain on sale of corporate aircraft	—	(3,987)	—	(3,987)
Income tax provision	(11,470)	(5,646)	(17,504)	(18,291)

Non-GAAP net income	$27,764	$39,707	$94,818	$93,950

GAAP net income per diluted share	$0.23	$0.32	$0.59	$0.57
Plus:
Amortization of intangible assets	0.06	0.07	0.21	0.22
Share-based compensation expense	0.03	0.06	0.17	0.26
Professional services fees related to our restatement	0.05	0.02	0.10	0.06
In-process research and development	0.00	0.00	0.00	0.01
Less:
Gain on sale of corporate aircraft	—	(0.04)	—	(0.04)
Income tax provision	(0.11)	(0.05)	(0.17)	(0.18)

Non-GAAP net income per diluted share	$0.26	$0.38	$0.90	$0.90

Weighted average diluted shares	105,924	104,615	105,284	104,103